UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 3, 2010

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On February 3, 2010,  BPZ Resources, Inc. (the “Company”) entered into a purchase agreement in connection with the private offering of $140 million aggregate principal amount of convertible senior notes due 2015 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”) .  The Company also granted to the initial purchaser of the notes a 30-day option to purchase an additional $21 million aggregate principal amount of the notes.  In addition, the International Finance Corporation has the right to participate in the offering for up to 45 days after being notified (or March 15, 2010), which if exercised would increase the size of the Offering.

On February 8, 2010, pursuant to Rule 144A of the Securities Act, the Company closed the private offering of $140,000,000 aggregate principal amount of its 6.50% Convertible Senior Notes due 2015 (the “Notes”) pursuant to the purchase agreement dated February 3, 2010 between the Company and the initial purchaser.  The Notes were issued pursuant to an indenture (the “Indenture”), dated as of February 8, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The Notes are the Company’s general senior unsecured obligations and rank equally in right of payment with all of the Company’s other existing and future senior unsecured indebtedness.  The Notes are effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets collateralizing such indebtedness.  The Notes are not guaranteed by the Company’s subsidiaries.

The Company will pay interest on the Notes at a rate of 6.50% per annum on March 1 and September 1 of each year, beginning on September 1, 2010.  The Notes mature on March 1, 2015.

Holders may convert their Notes at their option at any time prior to the close of business on the second business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2010, if the last reported sale price of the Company’s common stock is greater than or equal to 130% of the conversion price of the Notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to January 1, 2015, during the five business-day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of the Notes for each trading day in the measurement period was less than 97% of the product of the last reported sale price of the Company’s common stock and the conversion rate on such trading day; (3) if the Notes have been called for redemption; or (4) upon the occurrence of one of specified corporate transactions. Holders may also convert the Notes at their option at any time beginning on February 1, 2015, and ending at the close of business on the second business day immediately preceding the maturity date.

The initial conversion rate is 148.3856 shares per $1,000 principal amount of the Notes (equal to an initial conversion price of approximately $6.74 per share of common stock), subject to adjustment. Upon conversion, the Company must deliver, at its option, either (1) a number of shares of its common stock determined as set forth in the Indenture (but not to exceed 19.99% of the Company’s outstanding shares at the time of such delivery), (2) cash, or (3) a combination of cash and shares of its common stock.

The initial conversion rate may be adjusted on February 3, 2011 if the volume weighted average price of the Company’s common stock for each of the 30 trading days ending on February 3, 2011 is less than $5.6160 per share.

In addition, following the occurrence of any one of certain corporate transactions that constitutes a fundamental change (as defined in the Indenture), the Company will increase the conversion rate, subject to certain limitations, for a holder who elects to convert the Notes in connection with such corporate transactions during the 30-day period after the effective date of such fundamental change.

On or after February 3, 2013, the Company may redeem for cash all or a portion of the Notes at a redemption price of 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole” payment if: (1) for at least 20 trading days in any consecutive 30 trading days ending within 5 trading days immediately before the date we mail the redemption notice, the “last reported sale price” of our common stock exceeded 175% of the conversion price in effect on that trading day, and (2) there is no continuing default with respect to the notes that has not been cured or waived on or before the redemption date.

In addition, if the Company experiences any one of the certain specified types of corporate transactions, holders may require the Company to purchase all or a portion of their Notes. Any repurchase of the Notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest (including additional interest or premium, if any) on the Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy events (as set forth in the Indenture), the principal of and accrued and unpaid interest (including additional interest or premium, if any), on the Notes will automatically become due and payable.

The foregoing description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the form of the Notes, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 in this Current Report regarding the Indenture and the Notes is hereby incorporated by reference into this Item 2.03.

Item 3.02      Unregistered Sale of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, the Company sold $140 million aggregate principal amount of the Notes in a private placement to an initial purchaser in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.  The initial purchaser then sold or intends to sell the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act.  The Company relied on these exemptions from registration based in part on representations made by the initial purchaser.  The Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Net proceeds from the sale of the Notes, after deducting the discounts and commissions and any offering expenses payable by the Company, were approximately $135.5 million.  The initial purchaser received commissions of approximately $4.55 million in connection with the sale of the Notes.  The Company intends to use the net proceeds for general corporate purposes, including without limitation, capital expenditures and working capital, reduction or refinancing of debt, or other corporate obligations.

The information required by Item 3.02 relating to the Indenture and the Notes is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01      Other Events.

On February 8, 2010, the Company issued a press release announcing that it has closed a private offering of $140 million in aggregate principal amount of the Notes.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of February 8, 2010, between BPZ Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of 6.5% Convertible Senior Note due 2015 (included in Exhibit 4.1)

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: February 9, 2010	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President – Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of February 8, 2010, between BPZ Resources, Inc. and Wells Fargo Bank, National Association, as trustee.

Exhibit 4.2	Form of 6.5% Convertible Senior Note due 2015 (included in Exhibit 4.1)

Exhibit 99.1	BPZ Resources, Inc. Press Release, dated February 8, 2010.